    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1999
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           --------------------------

                          FIRST LIBERTY FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

                GEORGIA                                                              58-1680650
       (State or other jurisdiction of                                            (I.R.S. Employer
       incorporation or organization)                                            Identification No.)

                                201 SECOND STREET
                              MACON, GEORGIA 31297
                                 (912) 743-0911
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              RICHARD A. HILLS, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          FIRST LIBERTY FINANCIAL CORP.
                                201 SECOND STREET
                              MACON, GEORGIA 31297
                                 (912) 743-0911
                    (Name, address, including zip code, and
                    telephone number, including area code of
                               agent for service)
                                 --------------
                          Copies of Communications to:

                             DAVID M. CALHOUN, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                        ONE PEACHTREE CENTER, SUITE 5300
                              303 PEACHTREE STREET
                           ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4000
                                 --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                                 --------------

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE



====================================================================================================================================
           Title of Shares                        Amount           Proposed Maximum         Proposed Maximum            Amount of
                to be                             to be           Offering Price Per     Aggregate Offering           Registration
              Registered                        Registered             Share(1)                   Price(1)               Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value per share          115,000              $21.196               $2,437,540                   $678

====================================================================================================================================


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on December 31, 1998 as reported on the Nasdaq National Market.

                                 -------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                       115,000 SHARES

                          FIRST LIBERTY FINANCIAL CORP.

                                  COMMON STOCK

         This Prospectus relates to the proposed offer and sale of up to an aggregate of 115,000 shares of Common Stock of First Liberty Financial Corp. by the selling stockholder identified under the caption "Selling Stockholder." First Liberty issued the shares to the selling stockholder in connection with First Liberty's acquisition of OFC Capital Corporation which was owned by the selling stockholder. First Liberty will not receive any proceeds from the sale of the shares by the selling stockholder.

         First Liberty will pay the expenses of registration of the sale of the shares but the selling stockholder will pay any broker-dealer commissions, discounts and fees and expenses and fees of any of his advisors.

         The selling stockholder may sell the shares from time to time on the Nasdaq National Market or in private transactions, at prevailing market prices or at privately negotiated prices.

         The Common Stock is listed on the Nasdaq National Market under the symbol "FLFC." On January 5, 1999, the last reported sale price of the Common Stock on the Nasdaq National Market was $21.50 per share.

         First Liberty's principal executive offices are located at 201 Second Street, Macon, Georgia 31208-4388 and its telephone number is (912) 743-0911.

                                -----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                -----------------



                The date of this Prospectus is January __, 1999.

                                TABLE OF CONTENTS


                                                                                                        Page
Where You Can Find More Information..................................................................      2
Incorporation of Certain Documents by Reference......................................................      2
Description of First Liberty Financial Corp..........................................................      3
   General...........................................................................................      3
   Recent Developments...............................................................................      4
Use of Proceeds......................................................................................      4
Selling Stockholder..................................................................................      4
Plan of Distribution.................................................................................      5
Experts..............................................................................................      6
Legal Matters........................................................................................      6


References in this Prospectus to "we," "our," or "us" refer to First Liberty and not to the selling stockholder.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission (the "SEC"). You may read and copy such reports, proxy statements, information statements and obtain other information from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where reports, proxy and information statements, and other information regarding issuers that file electronically, including First Liberty, may be found.

         This Prospectus is part of a registration statement that we filed with the SEC and omits certain information contained in the registration statement as permitted by the SEC. Additional information regarding First Liberty and the Common Stock is contained in the registration statement on Form S-3 (of which this Prospectus forms a part), including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the street address or Internet site listed in the above paragraph.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this Prospectus information we file with the SEC. This allows us to disclose important information to you by referring to other documents filed with the SEC (including documents we file with the SEC after the date of this Prospectus) that contain that information. We incorporate by reference the documents listed below as of their respective dates, except to the extent information in those documents differs from information contained in this Prospectus:

         (1)      Annual Report on Form 10-K for the year ended September 30,
                  1998; and

         (2) The description of the Common Stock as contained in our Registration Statement on Form 8-A (SEC File No. 0-14417) as filed with the SEC on April 15, 1986, as amended.

         In addition, we incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The information contained in the future filings that we make with the SEC will automatically update and supercede the information contained or incorporated by reference in this Prospectus.

         You may request a copy of the above documents, at no cost, by written or oral request. We also will provide, upon request and without charge, a copy of our latest Annual Report. Written or telephonic requests should be directed to:

                  Richard A. Hills, Jr.
                  Executive Vice President and General Counsel
                  First Liberty Financial Corp.
                  201 Second Street
                  P. O. Box 4388
                  Macon, Georgia 31297
                  Telephone number:  (912) 743-0911.

         You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by First Liberty. Neither the delivery of this Prospectus nor any sales hereunder shall create any implication that the information is correct as of any time after the date appearing on the front of those documents. This Prospectus does not constitute an offer or a solicitation of an offer in any jurisdiction where such offer or solicitation would be unlawful.

         This Prospectus and the documents incorporated by reference in this Prospectus contain certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent our expectations or beliefs. When used in this Prospectus or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control. We caution that various factors in this Prospectus and those discussed in our filings with the SEC, as well as general economic conditions and industry trends, could cause actual results or outcomes to differ materially from those expressed in any of our forward-looking statements. Any forward-looking statement speaks only as of the date of this Prospectus or the documents incorporated by reference, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                  DESCRIPTION OF FIRST LIBERTY FINANCIAL CORP.

GENERAL

         First Liberty is a Georgia corporation and a unitary savings and loan holding company headquartered in Macon, Georgia. We own and operate First Liberty Bank and its wholly owned subsidiaries, Liberty Mortgage Corporation, OFC Capital Corporation and NewSouth Financial Services, Inc. At September 30, 1998, First Liberty had total assets of approximately $1.5 billion, total deposits of approximately $1.1 billion and stockholders' equity of approximately $122 million.

         First Liberty Bank is a federally chartered stock savings bank based in Macon, Georgia which serves Macon, Savannah and several other Georgia cities through its home office and 36 full-service offices. Through Liberty Mortgage Corporation, we operate a mortgage banking business through correspondent relationships in a number of states. Through NewSouth, we operate a consumer finance business with eleven offices. Based on total assets as of September 30, 1998, First Liberty Bank is the largest savings association headquartered in Georgia, and First Liberty Bank's capital as of such date was in excess of all applicable regulatory requirements.

         Through OFC Capital, we operate an equipment leasing company based in Roswell, Georgia. OFC Capital provides equipment leasing and financing programs for dealers, vendors and manufacturers of capital equipment.

         Our principal executive offices are located at 201 Second Street, Macon, Georgia 31297, and our telephone number is (912) 743-0911.

RECENT DEVELOPMENTS

         On August 31, 1998, we acquired OFC Capital Corporation from the selling stockholder. In connection with the transaction, and as consideration for the acquisition of OFC Capital, First Liberty issued to the selling stockholder the 115,000 shares of Common Stock offered by this Prospectus.

         On October 30, 1998, we entered into a definitive agreement to acquire Vidalia Bankshares, Inc. Vidalia Bankshares operates two banking offices in Vidalia, Georgia, under the name of First Community Bank. First Community has assets of approximately $64 million and deposits of approximately $59 million. The transaction is expected to close in the third quarter of fiscal 1999, subject to regulatory approval and the satisfaction of certain other conditions.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares. All proceeds will be received and retained solely by the selling stockholder.


                               SELLING STOCKHOLDER

         The 115,000 shares being offered are beneficially owned by and offered for the account of Robert E. Leas. We issued the shares to Mr. Leas in connection with our acquisition of OFC Capital Corporation on August 31, 1998. The shares beneficially owned by Mr. Leas represent less than 1% of the outstanding Common Stock of First Liberty as of January 5, 1999. If the selling stockholder sells all of the shares offered by this Prospectus, he will have no beneficial ownership of any shares of First Liberty's Common Stock.

         Mr. Leas currently serves as President and Chief Executive Officer of OFC Capital and is classified as an executive officer of First Liberty. He was the founder, President and sole shareholder of OFC Capital. Prior to First Liberty's acquisition of OFC Capital, Mr. Leas had no relationship with First Liberty or any of its subsidiaries. Mr. Leas may donate some or all of his shares of First Liberty Common Stock or may transfer shares of First Liberty Common Stock to trusts, partnerships or other entities he owns or controls. If that happens, we will add these donees or transferees to the list of selling shareholders through a prospectus supplement.

                              PLAN OF DISTRIBUTION

         We are registering the shares of Common Stock on behalf of the selling stockholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from Robert E. Leas after the date of this Prospectus. We will pay all costs, expenses and fees related to the registration of the shares. The selling stockholder will pay all brokerage commissions and similar selling expenses, if any, incurred in connection with the sale of the shares. The selling stockholder may sell the shares from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         The selling stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers. In the event that the selling stockholder does not intend to effect the sale of the shares through a broker-dealer, the selling stockholder must notify us in advance of any intended transaction so we can determine compliance with applicable federal and state securities laws. After we notify the selling stockholder that the transaction may proceed, the selling stockholder may sell the shares. If necessary, we may file with the SEC a supplemental prospectus which describes the method of sale in greater detail pursuant to Rule 424(c) under the Securities Act of 1933. In effecting sales, broker-dealers engaged by the selling stockholder and/or purchasers of the shares may arrange for other broker-dealers to participate. Broker-dealers may receive commissions, concessions or discounts from the selling stockholder and/or the purchasers of the shares in amounts to be negotiated prior to the sale (and which might be in excess of customary commissions). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The selling stockholder and any broker-dealer who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions or other compensation received by them and any profit on any resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Pursuant to a Registration Rights Agreement between First Liberty and the selling stockholder entered into in connection with our acquisition of OFC Capital Corporation, we have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to his sales in the market.

         Upon First Liberty being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon our being notified by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

                                     EXPERTS

      PricewaterhouseCoopers LLP, independent accountants, audited the consolidated statements of our financial position for the years ended September 30, 1998 and 1997 and our consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1998, which are included in our Annual Report on Form 10-K for the year ended September 30, 1998 and incorporated by reference in this Prospectus. Such audited consolidated financial statements have been incorporated herein in reliance on the report dated October 30, 1998, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

      Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the shares offered by this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission Registration Fee.................................... $     678
         Nasdaq National Market Additional Listing Fee..........................................     2,300
         Accounting Fees and Expenses...........................................................     3,000
         Legal Fees and Expenses................................................................     7,500
         Printing Expenses......................................................................     2,000
         Miscellaneous Expenses.................................................................       522

                  Total......................................................................... $  16,000

      The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the above expenses. The selling stockholder will pay his own expenses, including expenses of its own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the shares.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         We have authority under the Georgia Business Corporation Code (the "GBCC"), under which First Liberty is incorporated, to indemnify directors. Our Amended and Restated Articles of Incorporation contain provisions that eliminate the personal liability of directors for monetary damages to First Liberty or our stockholders for breach of their fiduciary duties as directors, except to the extent such elimination of liability is prohibited by the GBCC. The provisions of the GBCC do not limit the liability of any director for:

         - appropriating any business opportunity in violation of the director's duty;
         - engaging in any acts or omissions which involve intentional misconduct or a knowing violation of law;
         - authorizing a dividend payment, stock repurchase, stock redemption or distribution in liquidation that is prohibited under Georgia law; or
         - participating in any transaction from which the director received an improper personal benefit.

         These provisions do not limit or eliminate our rights or any stockholder's rights to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his or her role as a director and do not relieve a director from liability for violations of statutory law such as certain liabilities imposed on a director under the federal securities laws.

         In addition, as permitted by the GBCC, our Articles of Incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (including civil actions brought by or in the right of First Liberty), in which they became involved by reason of their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them provided that we cannot indemnify a director for liability incurred in a proceeding in which the director is adjudged liable to First Liberty or is subject to injunctive relief in favor of First Liberty for the types of activities described in the bullet points above.

         The GBCC and our Amended and Restated Articles of Incorporation also permit us to advance or reimburse expenses in advance of final disposition of a proceeding if the director furnishes us a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described above, and the director furnishes us a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. We also provide such indemnification for persons who, at our request, act as directors or officers of other companies in which we are a stockholder or creditor or are otherwise interested.

         The GBCC provides that a corporation may indemnify and advance expenses to an employee or agent of the corporation who is not a director, to the extent consistent with public policy, as provided in the corporation's articles of incorporation or bylaws, by contract, or by specific action of the board of directors. A corporation may indemnify and advance expenses to an officer of the corporation who is not a director to the same extent as a director and to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that precludes director indemnification above. Our Bylaws provide that we shall indemnify officers, employees and agents to the same extent that we indemnify our directors.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS. The following exhibits are filed as part of this registration statement.

         Exhibit
          Number                                               Description
         -------                                               -----------
         5                                  Opinion of Long Aldridge & Norman LLP.

         23.1                               Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5).

         23.2                               Consent of PricewaterhouseCoopers LLP.

         24                                 Power of Attorney (included in signature page to this Registration
                                            Statement).

         (b) FINANCIAL STATEMENT SCHEDULES. The financial statement schedules that are required by Regulation S-X are incorporated herein by reference to our Annual Report on Form 10-K for the year ended September 30, 1998.

ITEM 17.  UNDERTAKINGS

         A.       RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         B.       INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       ACCELERATION OF EFFECTIVENESS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Macon, State of Georgia, on January 5, 1999.

                                FIRST LIBERTY FINANCIAL CORP.
                                (Registrant)


                                By:      /s/ Robert F. Hatcher
                                    -------------------------------------------
                                         Robert F. Hatcher
                                         President and Chief Executive Officer
                                              (principal executive officer)



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert F. Hatcher, David L. Hall and Richard A. Hills, Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                           Title                                       Date
----------                                           -----                                       ----
/s/  Thomas H. McCook                        Chairman of the Board and                       January 5, 1999
---------------------------------------      Director
Thomas H. McCook


/s/  Robert F. Hatcher                       President, Chief Executive Officer              January 5, 1999
---------------------------------------      and Director
Robert F. Hatcher


/s/  F. Don Bradford                         Director                                        January 5, 1999
---------------------------------------
F. Don Bradford


/s/  Richard W. Carpenter                    Director                                        January 5, 1999
---------------------------------------
Richard W. Carpenter

/s/  C. Lee Ellis                            Director                                        January 5, 1999
---------------------------------------
C. Lee Ellis


/s/  Melvin I. Kruger                        Director                                        January 5, 1999
---------------------------------------
Melvin I. Kruger


/s/  Ken B. Lanier                           Director                                        January 5, 1999
---------------------------------------
Ken B. Lanier


/s/  Harold W. Peavy, Jr.                    Director                                        January 5, 1999
---------------------------------------
Harold W. Peavy, Jr.


/s/  Herbert M. Ponder, Jr.                  Director                                        January 5, 1999
---------------------------------------
Herbert M. Ponder, Jr.


/s/  Jo Slade Wilbanks                       Director                                        January 5, 1999
---------------------------------------
Jo Slade Wilbanks


/s/  David L. Hall                           Executive Vice President and                    January 5, 1999
---------------------------------------      Chief Financial Officer (principal
David L. Hall                                financial officer)


/s/  Michael B. Smith                        Controller (principal                           January 5, 1999
---------------------------------------      accounting officer)
Michael B. Smith





                                INDEX OF EXHIBITS

         Exhibit
          Number                                           Description
         -------                                           -----------

         5                          Opinion of Long Aldridge & Norman LLP.

         23.1                       Consent of Long Aldridge & Norman LLP (included in the Opinion filed as
                                    Exhibit 5).

         23.2                       Consent of PricewaterhouseCoopers LLP.

         24                         Power of Attorney (included in signature page to this Registration
                                    Statement).